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                                                                   Exhibit 3.14


                             OPERATING AGREEMENT OF

                        VENETIAN VENTURE DEVELOPMENT, LLC

                       A NEVADA LIMITED LIABILITY COMPANY

THIS OPERATING AGREEMENT is made effective as of September 26, 2000, by and among Venetian Casino Resort, LLC, a Nevada limited liability company, as member of Venetian Venture Development, LLC, a Nevada limited liability company (the "Company"), and the Company.

                              EXPLANATORY STATEMENT

This operating agreement governs the relationship between the Company and its member, pursuant to the Nevada Limited Liability Company Act, as defined below.

In consideration of their mutual promises, covenants, and agreements, the parties hereto do hereby promise, covenant and agree as follows:

                                   DEFINITIONS

For purposes of this operating agreement, and unless the context clearly otherwise indicates, the following terms shall have the following meanings:

"ACT" -- The Nevada Limited Liability Company Act, Nev. Rev. Stat. Sections
86.011 to 86.571, as amended from time to time.

"AGREEMENT" or "OPERATING AGREEMENT" -- This operating agreement.

"CODE" -- The Internal Revenue Code of 1986, as amended.

"COMPANY" -- Venetian Venture Development, LLC, a Nevada limited liability company.

"MANAGER" -- Venetian Casino Resort, LLC, a Nevada limited liability company, as the sole Manager of the Company, and any other Person or Persons who may subsequently be designated as the sole Manager of the Company pursuant to the further terms of this Agreement. The Manager need not be a Member of the Company.

"MEMBER" -- Venetian Casino Resort, LLC, a Nevada limited liability company, as the sole initial Member of the Company, and any other Person or Persons who may subsequently be designated as the sole Member of this Company pursuant to the further terms of this

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Agreement.

"MEMBERSHIP INTEREST" -- The rights of the Member in distributions and allocations of profits, losses, gains, deductions and credits.

"MEMBERSHIP RIGHTS" -- The rights of the Member, which are comprised of: (1) his or her Membership Interest, and (2) his or her right to vote and to otherwise participate in the management and governance of the Company.

"PERSONS" -- Individuals, partnerships, corporations, limited liability companies, unincorporated associations, trusts, estates and any other type of entity.

                                    ARTICLE I
                                    FORMATION

1.1. ORGANIZATION. The Member acknowledges the formation of the Company as a Nevada limited liability company pursuant to the provisions of the Act.

1.2. AGREEMENT. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Member and the Company hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Member and the Company that the Agreement be the agreement of the parties, and, except to the extent a provision of the Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is prohibited or ineffective under the Act, the Agreement shall govern, even when inconsistent with, or different from, the provisions of the Act or any other law or rule. To the extent any provision of this Agreement is prohibited or ineffective under the Act, the Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Act.

1.3. NAME. The name of the Company is Venetian Venture Development, LLC, and all Company business shall be conducted under that name.

1.4. PRINCIPAL PLACE OF BUSINESS. The Company may locate its principal place of business and registered office at any place or places as the Manager may from time to time deem advisable.

1.5. REGISTERED AGENT. The registered agent for the Company is Lionel Sawyer & Collins, Ltd., a Nevada professional corporation and the business address of the registered agent is 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada 89101. The Member may, from time to time, change the registered agent or the registered office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Manager

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shall promptly designate a replacement registered agent or file a notice of change of address as the case may be.

1.6. TERM. The Company shall continue until it is dissolved in accordance with either the provisions of this Agreement or the Act.

1.7. PERMITTED BUSINESS. The business of the Company shall be:

       (a) to acquire, develop, and sell real estate in Las Vegas, Nevada or elsewhere;

       (b) to accomplish any other lawful purpose whatsoever or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets;

       (c) to exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Act; and

       (d) to engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

                                   ARTICLE II
                                  CONTRIBUTIONS

2.1. INITIAL CONTRIBUTIONS. The initial capital contributions to the Company of the Member shall be made within sixty (60) days of the Member's execution and delivery of this Agreement. The Member's initial capital contribution is one thousand dollars ($1000). The Member shall not be required to make additional capital contributions.

2.2. LOANS. In the event the capital needs of the Company exceed the capital contributions provided by section 2.1, the Member may, but shall not be required to, loan additional monies to the Company in amounts and on terms and conditions to be agreed upon by the Company and the Member. The Company may also borrow money for its capital needs from any third parties in amounts and on terms and conditions determined by the Member.

2.3. INTEREST ON AND RETURN OF CAPITAL CONTRIBUTION. The Member shall not be entitled to interest on any capital contribution, or to a return of any capital contribution, except as specifically provided for herein.

                                   ARTICLE III
                                 PROFIT AND LOSS

The Membership Interest of the Member in the profits and losses of Company shall be one

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hundred percent (100%).

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                                   ARTICLE IV
                                  DISTRIBUTIONS

4.1. DISTRIBUTIONS. Cash distributions shall be made in such amounts and at such times as may be determined by the Manager in its discretion.

4.2. LIMITATIONS ON DISTRIBUTIONS. No distribution shall be declared or paid unless, after the distribution is made, the Company's assets exceed the Company's liabilities. Liabilities to the Member on account of its Membership Interest shall not be a Company liability for purposes of this section.

                                    ARTICLE V
                RIGHTS AND DUTIES OF MEMBER AND MANAGING PERSONS

5.1. MANAGEMENT RIGHTS. The Company shall be managed by a Manager who need not be a Member of the Company. The initial Manager shall be Venetian Casino Resort, LLC, a Nevada limited liability company, who shall remain as Manager until such Manager's death, bankruptcy, incompetence, resignation, or removal in the Member's sole discretion. In the event of such death, incompetence, resignation or removal, a successor Manager or Managers shall be appointed by the Member. The Manager shall be the Company's agent and shall have authority to take all actions, including incurring debt, entering contracts, and acquiring and transferring property on the Company's behalf. The Manager may delegate management authority in writing from time to time to the officers of the Company. The Manager hereby appoints the following persons to the offices set forth opposite their names:

        NAME                        OFFICE
        ----                        ------
        Sheldon G. Adelson          Chairman of the Board

        William P. Weidner          President

        Bradley H. Stone            Executive Vice President

        Robert G. Goldstein         Senior Vice President

        Harry Miltenberger          Chief Financial Officer and Vice President
                                    Finance

        David Friedman              Secretary and Assistant to the Chairman of
                                    the Board

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Such Persons shall hold their respective offices until removed in writing in the sole discretion of the Manager. The Manager may also establish and fill other Company offices in the Manager's sole discretion.

5.2. LIABILITY OF MEMBER AND OFFICERS. The Manager and officers of the Company ("Managing Persons") and Member shall not be liable as such for the Company's liabilities, debts or obligations. The failure by the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on any Managing Person or Member.

5.3. INDEMNIFICATION. The Company shall indemnify a Managing Person or Member for all costs, losses, liabilities and damages paid by the Managing Person in connection with the Company's business, to the fullest extent provided or allowed by Nevada law.

5.4. NO FIDUCIARY DUTIES. A Managing Person shall have no fiduciary duties of loyalty with respect to the Company. A Managing Person shall be required to devote only such time to the affairs of the Company as such Managing Person determines in its sole discretion is necessary to manager and operate the Company. Each such Managing Person shall be free to serve any other Person in any capacity that it may deem appropriate. Insofar as permitted by Nevada law, each Managing Person (acting on its own behalf), and its affiliates may engage in whatever activities they choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company. Neither this Agreement not any activity undertaken pursuant hereto shall prevent any Managing Person or its affiliates from engaging in such activities, or require any Managing Person to permit the Company to participate in any such activities. To the extent permitted by Nevada law, a Managing Person, when acting on behalf of the Company, is hereby authorized to purchase property from, sell property to, or otherwise deal with any Managing Person or Member acting on its own behalf, provided that any purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been entered into with an independent third party.

5.5. TIME AND ATTENTION DEVOTED TO COMPANY. A Managing Person shall devote as much of its time as is necessary to discharge its duties to the Company. The Company acknowledges that it is not anticipated that such Managing Persons will be required to spend substantial time in so discharging their duties to the Company and that such Managing Persons may, therefore, spend substantially all of their business time on matters not related to the Company.

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                                   ARTICLE VI
                                     BANKING

All revenues of the Company shall be deposited regularly in the Company savings and checking accounts at such financial institutions as shall be selected by the Manager.

                                   ARTICLE VII
                             ACCOUNTING AND RECORDS

The Company shall maintain at its principal place of business or such other place as the Member may choose, the following:

       (a) a current list of the full name and last-known business, residence, or mailing address of the Member, Manager and officers of the Company, both past and present;

       (b) a copy of the Articles of Organization and all amendments thereto, executed copies of any delegation of management powers to officers of the Company, and executed copies of any powers of attorney pursuant to which any amendment to the Agreement has been executed;

       (c) copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

       (d) copies of any currently effective written operating agreements, copies of any writings permitted or required under the Act, and copies of any financial statements of the Company for the three most recent years;

       (e)    minutes of any member meetings;

       (f) a statement prepared and certified as accurate by the Manager which describes:

              (i) the times at which or events on the happening of which any additional contributions agreed to be made by each member are to be made;

              (ii) any written consents obtained from the Member pursuant to the Act.

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                                  ARTICLE VIII
            MEMBERSHIP INTEREST AND MEMBERSHIP RIGHTS OF A DECEASED,
                         INCOMPETENT OR DISSOLVED MEMBER

If a Member who is an individual dies or a court of competent jurisdiction adjudges him or her to be incompetent to manage his or her person or his or her property, the Member's executor, administrator, guardian, conservator or other legal representative shall be entitled to the benefits, and shall be subject to the burdens, of the Member's Membership Interest.

                                   ARTICLE IX

             TRANSFER OF MEMBERSHIP INTEREST AND ADDITIONAL MEMBERS

9.1. TRANSFER OF ENTIRE MEMBERSHIP INTEREST. The Member may sell, hypothecate, pledge, assign or otherwise voluntarily, during the Member's lifetime or upon his or her death, transfer all of his or her Membership Interest or Membership Rights in the Company to any other person. In the event the Member transfers his or her entire Membership Interest, the transferee(s) shall become a member without any further action, unless the Manager, Member and transferee all agree otherwise.

9.2. ADMISSION OF ADDITIONAL MEMBERS. The Member may also freely transfer a part of his or her Membership Interest; provided however, that prior to the admission of any other member to the Company, including but not limited to the addition of a member as the result of a transfer by the Member of only a part of his or her Membership Interest, an amended operating agreement shall have been negotiated between such members to become effective upon their admission to the Company.

                                    ARTICLE X
                         WITHDRAWAL OF MEMBER OR MANAGER

The Member has the power to withdraw from the Company at any time. The Manager and officers have the power to resign at any time.

                                   ARTICLE XI
                           DISSOLUTION AND TERMINATION

11.1. EVENTS OF DISSOLUTION. The Company shall dissolve upon the occurrence of any of the following events:

      (a)    By the Member's written statement of dissolution;

      (b)    By unanimous agreement of the Member and the Manager; or

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      (c)    By the entry of a decree of judicial dissolution pursuant to the
             Act.

11.2. WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS.

      (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall immediately proceed to wind up the affairs of the Company.

      (b) If the Company is dissolved and its affairs are to be wound up, the Manager shall (i) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent they may determine to receive any assets in kind), (ii) discharge all liabilities of the Company (other than liabilities to the Member), including all costs relating to the dissolution, winding up, and liquidation and distribution of assets, (iii) establish such reserves as reasonably may be necessary to provide for contingent liabilities of the Company, (iv) discharge any liabilities of the Company to the Member other than on account of its interest in Company capital or profits, and (v) distribute the remaining assets to the Member:

      (c) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

      (d) The Manager shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

11.3. ARTICLES OF DISSOLUTION. When all debts, liabilities and obligations have been paid and discharged or adequate provision has been made therefor and all of the remaining property and assets have been distributed to the Member, articles of dissolution shall be executed and acknowledged by the Member, which articles shall set forth the information required by the Act.

11.4. FILING OF ARTICLES OF DISSOLUTION.

      (a) Such articles of dissolution shall be delivered to the Nevada Secretary of State.

      (b) Upon the filing of the articles of dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Member shall thereafter be a trustee for creditors of the Company and as such shall have authority to distribute any Company property discovered after dissolution,

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             convey real estate, and take such other action as may be necessary on behalf of and in the name of the Company.

11.5. RESPONSIBILITY. Upon dissolution, the Member shall look solely to the assets of the Company for the return of its Capital Contribution. The winding up of the affairs of the Company and the distribution of its assets shall be conducted by the Manager who is hereby authorized to take all actions necessary to accomplish such distribution, including, without limitation, selling any Company assets it deems necessary or appropriate to sell.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

12.1. INUREMENT. This Agreement shall be binding upon, and inure to the benefit of, all parties hereto, their personal and legal representatives, guardians, successors, and assigns to the extent, but only to the extent, that assignment is provided for in accordance with, and permitted by, the provisions of this Agreement.

12.2. GENDER AND HEADINGS. Throughout this Agreement, where such meanings would be appropriate: (a) the masculine gender shall be deemed to include the feminine and the neuter and vice versa, and (b) the singular shall be deemed to include the plural and vice versa. The headings herein are inserted only as a matter of convenience and reference, and in no way define or describe the scope of the Agreement or the intent of any provisions thereof.

12.3. SEVERABILITY. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. In the event there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation contrary to which the Member or the Company have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to conform with said requirement of law. In the event that any part, article, section, paragraph or clause of this Agreement shall be held to be indefinite, invalid, or otherwise unenforceable, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

12.4. MEMBERSHIP INTEREST. The Member hereby covenants, acknowledges and agrees that the Membership Interest in the Company shall for all purposes be deemed personalty and shall not be deemed realty or any interest in the assets or property owned by the Company.

12.5. NOT FOR BENEFIT OF CREDITORS. The provisions of this Agreement are intended only for the regulation of relations between the Member and the Company. This Agreement is not intended for the benefit of creditors and does not grant any rights to or confer any benefits on creditors or any other person who is not a Member of the Company.

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12.6. GOVERNING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights, duties, obligations and liabilities of the parties shall be determined in accordance with the applicable provisions of the laws of the State of Nevada.

                                   CERTIFICATE

IN WITNESS WHEREOF, the parties have hereunto set their hands and acknowledged this Agreement and do hereby certify that the foregoing Agreement constitutes the Operating Agreement of VENETIAN VENTURE DEVELOPMENT, LLC, a Nevada limited liability company, adopted by the Member of the Company and the Company effective as of September 26, 2000.

                                 VENETIAN CASINO RESORT, LLC, a Nevada
                                 limited-liability company

                                 By:  LAS VEGAS SANDS, INC., a Nevada
                                 corporation and its Manager


                                      By: /s/ David Friedman
                                         ------------------------------
                                         David Friedman, Secretary


                                 VENETIAN VENTURE DEVELOPMENT, LLC,
                                 a Nevada limited liability company

                                 By:  VENETIAN CASINO RESORT, LLC, a
                                      Nevada limited-liability company
                                      and its Manager

                                      By:   LAS VEGAS SANDS, INC.,
                                            a Nevada corporation and its
                                            Manager

                                            By: /s/ David Friedman
                                               ------------------------------
                                               David Friedman, Secretary

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